Exhibit 99

Acreage Holdings Reports Third Quarter 2020 Results
New York, NY - November 11, 2020 - Acreage Holdings, Inc. (“Acreage”) (CSE: ACRG.A.U, ACRG.B.U), (OTC: ACRHF, ACRDF) today reported financial results for the third quarter of 2020.
THIRD QUARTER FINANCIAL HIGHLIGHTS (UNAUDITED)
•Reported revenue was $31.7 million, a 42% increase compared to the same period in 2019, and a 17% increase compared to the second quarter of 2020.
•Partner revenue was $17.0 million, a 79% increase compared to the same period in 2019, and a 2% increase compared to the second quarter of 2020.
•Company-owned same store sales growth was 36%, marking the seventh consecutive quarter of double-digit same store sales comparisons.
•Same store sales growth for our managed entities was 22%.
•Gross margin was 42.5%, an 80 basis point decrease compared to the same period in 2019, and a 110 basis point increase compared to the second quarter of 2020. The year over year gross margin decline was in large part due to a one-time significant wholesale opportunity in Massachusetts, which did not repeat this year.
•Net loss attributable to Acreage was $35.7 million, while adjusted net loss* attributable to Acreage was $14.3 million.
•Adjusted EBITDA* was a loss of $6.9 million compared to a loss of $11.7 million in the same period in 2019.
•Managed Entities' EBITDA* was $4.7 million compared to a loss of $0.6 million in the same period in 2019.
“I am pleased with another solid quarter of improving fundamentals," said Bill Van Faasen, Interim Chief Executive Officer of Acreage. "Our refocused strategy continues to work. Operational excellence led to improved financials and a stronger balance sheet. Our core profitability is in sight in the first half of 2021. Much work remains, but we are absolutely on the right path both short and long-term, with a team that's as energized and results-focused as it's ever been.”
EARNINGS CALL DETAILS
Acreage will host a conference call with management on Thursday, November 12th at 8:30 A.M. Eastern Daylight Time. The call will be webcast and can be accessed at investors.acreageholdings.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.
ABOUT ACREAGE HOLDINGS, INC.
Headquartered in New York City, Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the company’s national retail store brand, The Botanist. Acreage’s wide range of national and regionally available cannabis products include the award-winning Botanist brand, the highly recognizable Tweed brand, the Prime medical brand in Pennsylvania, the Innocent edibles brand in Illinois and others. Acreage also owns Universal Hemp, LLC, a hemp subsidiary dedicated to the distribution, marketing and sale of CBD products throughout the U.S. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. More information is available at www.acreageholdings.com.

On June 27, 2019, Acreage implemented an arrangement under section 288 of the Business Corporations Act (British Columbia) with Canopy Growth Corporation (“Canopy Growth”), which was subsequently amended on September 23, 2020 (the “Amended Arrangement”). Pursuant to the Amended Arrangement, upon the occurrence (or waiver by Canopy Growth) of changes in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”), Canopy Growth will, subject to the satisfaction or waiver of certain closing conditions, acquire all of the issued and outstanding Class E subordinate voting shares (the “Fixed Shares”) on the basis of 0.3048 of a Canopy Growth share per Fixed Share (following the automatic conversion of the Class F multiple voting shares and subject to adjustment in accordance with the terms of the arrangement agreement entered into between Acreage and Canopy Growth on April 18, 2019, as amended on May 15, 2019 and on September 23, 2020).

In addition, Canopy Growth holds an option, exercisable at the discretion of Canopy Growth, to acquire all of the issued and outstanding Class D subordinate voting shares (the “Floating Shares”) at the time that Canopy Growth acquires the Fixed Shares, for cash or Canopy Growth shares, as Canopy Growth may determine, at a price per Floating Share based upon the 30-day volume-weighted average trading price of the Floating Shares on the CSE relative to the trading price of the Canopy Growth shares at the time of the occurrence or waiver of the Triggering Event, subject to a minimum price of US$6.41 per Floating Share.

For more information about the Amended Arrangement please see the Acreage proxy statement and management information circular dated August 17, 2020 (the “Circular”) and the respective information circulars of each of Acreage and Canopy Growth dated May 17, 2019, which are available on Acreage’s and Canopy Growth’s respective profiles on SEDAR at www.sedar.com and filed with the SEC on the EDGAR website at www.sec.gov. For additional information regarding Canopy Growth, please see Canopy Growth’s profile on SEDAR at www.sedar.com.

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release contains tables that reconcile our results of operations reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to adjusted results that exclude the impact of certain items identified as affecting comparability (non-GAAP). We use EBITDA, adjusted EBITDA, adjusted net loss attributable to Acreage, among other measures, to evaluate our actual operating performance and for planning and forecasting future periods. We believe the adjusted results presented provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, our reported results as indicators of our performance, and they may not be comparable to similarly named measures from other companies. The tables below reconcile our results of operations in accordance with GAAP to the adjusted results mentioned above:

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q3'20	Q3'19	FY'20	FY'19
Net loss (GAAP)	$(42,036)	$(49,502)	$(308,635)	$(129,571)
Income tax expense (benefit)	3,826	2,327	(21,633)	6,125
Interest expense (income), net	4,541	(1,094)	6,023	(2,576)
Depreciation and amortization	1,396	2,182	4,888	5,313
EBITDA (non-GAAP)*	$(32,273)	$(46,087)	$(319,357)	$(120,709)
Adjusting items:
(Income) loss from investments, net	433	1,696	195	(294)
Loss on impairment of intangible assets	—	—	187,775	—
Loss on notes receivable	—	—	8,161	—
Write down of assets held-for-sale	2,893	—	11,003	—
Equity-based compensation expense - Plan	7,607	13,673	33,388	48,228
Equity-based compensation expense - Plan (Plan of Arrangement Awards)	2,688	10,772	14,680	11,086
Equity-based compensation expense - other	150	3,729	17,301	8,530
Transaction costs	3,114	1,330	3,114	7,580
Other non-recurring expenses	8,505	3,147	17,755	9,180
Adjusted EBITDA (non-GAAP)*	$(6,883)	$(11,740)	$(25,985)	$(36,399)

* Due to the Company's transition from IFRS to U.S. GAAP, certain expenses related to leased assets formerly classified as depreciation and interest expense are now included in EBITDA as a general and administrative expense. The Company's lease expenses associated with non-finance leases were $2,499 and $1,935 in Q3'20 and Q3'19, respectively. The Company's lease expenses associated with non-finance leases were $7,620 and $4,317 for FY'20 and FY'19, respectively.

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q3'20	Q3'19	FY'20	FY'19
Net loss attributable to Acreage Holdings, Inc. (GAAP)	$(35,748)	$(38,716)	$(244,894)	$(99,634)
Net loss per share attributable to Acreage Holdings, Inc. (GAAP)	$(0.35)	$(0.43)	$(2.49)	$(1.17)
Adjusting items:(1)
(Income) loss from investments, net	$363	$1,313	$156	$(223)
Loss on impairment of intangible assets	—	—	150,220	—
Loss on notes receivable	—	—	6,529	—
Write down of assets held-for-sale	2,427	—	8,802	—
Equity-based compensation expense - Plan	6,382	10,585	26,710	36,658
Equity-based compensation expense - Plan (Plan of Arrangement Awards)	2,255	8,340	11,744	8,426
Equity-based compensation expense - other	126	2,887	13,841	6,484
Transaction costs	2,613	1,030	2,491	5,762
Other non-recurring expenses	7,136	2,436	14,204	6,978
Tax impact of adjustments above	130	(264)	(24,648)	86
Total adjustments	$21,432	$26,327	$210,049	$64,171
Adjusted net loss attributable to Acreage Holdings, Inc. (non-GAAP)*	$(14,316)	$(12,389)	$(34,845)	$(35,463)
Adjusted net loss per share attributable to Acreage Holdings, Inc. (non-GAAP)*	$(0.14)	$(0.14)	$(0.35)	$(0.42)
Weighted average shares outstanding - basic and diluted	103,450	89,262	98,304	84,817
Weighted average NCI ownership %	16.10%	22.59%	20.00%	23.99%
(1) Adjusting items have been reduced by the respective non-controlling interest percentage for the period.

MANAGED ENTITIES SELECTED FINANCIAL RESULTS
This release contains tables that display the results of entities which we have management or consulting agreements with, whom we earn a management fee from. These figures are not included within our consolidated results.

Managed Entity Net Sales
US$ (thousands)		Q3'20	Q3'19	FY'20	FY'19
	New England	$6,754	$4,515	$16,960	$12,783
	Mid-Atlantic*	—	2,157	7,515	5,479
	Midwest	8,377	2,121	18,402	5,353
	West	1,887	707	4,216	1,623
Revenue from Entities under Management or Consulting Agreements		$17,018	$9,500	$47,093	$25,238

Managed Entity EBITDA
US$ (thousands)		Q3'20	Q3'19	FY'20	FY'19
	New England	$2,007	$627	$3,866	$1,870
	Mid-Atlantic*	—	(373)	(165)	(752)
	Midwest	2,549	(671)	3,628	(2,250)
	West	184	(148)	(367)	(976)
EBITDA from Entities under Management or Consulting Agreements		$4,740	$(565)	$6,962	$(2,108)
* Following the acquisition of Compassionate Care Foundation, Inc. on June 26, 2020, figures for the Mid-Atlantic region are reported in consolidated results.
FORWARD LOOKING STATEMENTS

This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information, including, for greater certainty, statements regarding the Amended Arrangement, including the likelihood of completion thereof, the occurrence or waiver of the Triggering Event, the satisfaction or waiver of the closing conditions set out in the Arrangement Agreement and other statements with respect to the proposed transactions with Canopy Growth. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.

Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to financing and liquidity risks, and the risks disclosed in the Circular, Acreage’s management information circular dated May 17, 2019 filed on May 23, 2019, Acreage’s annual report on Form 10-K for the year ended December 31, 2019 dated May 29, 2020 and the amendment thereto on Form 10-K/A dated August 14, 2020, and Acreage’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available on the issuer profile of Acreage on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.

Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

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Media Contact:	Investor Contact:
Howard Schacter	Steve West
Vice President of Communications	Vice President, Investor Relations
h.schacter@acreageholdings.com	investors@acreageholdings.com
917-893-5300	917-893-5300